ETF Opportunities Trust 485BPOS

Exhibit 99(h)(26)

AMENDMENT NO. 17 TO

SERVICES AGREEMENT

This AMENDMENT No. 17 (“Amendment”) is made as of December 19 2023, by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by adding the Funds to the portfolio of the Client listed in Amendment A., and to rename the “Brendan Wood TopGun Index ETF” to the “Brendan Wood TopGun ETF,” “Tuttle Capital 2X Long AI ETF” to the “Tuttle Capital Daily 2X Long AI ETF” and “Tuttle Capital 2X Inverse AI ETF” to the “Tuttle Capital Daily 2X Inverse AI ETF.”

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Annex 1 – List of Funds.

a.	Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	December 4, 2023

CITIBANK N.A.

By:

Name:	Michele Pitts

Title:	Vice President

Date:	December 4, 2023

CITI FUND SERVICES OHIO, INC.

By:

Name:	Perez Hill

Title:	Vice President

Date:	12/5/23

Amendment A

List of Funds to add for ETF Opportunities Trust

-	Tapp Finance SPY Daily Growth & Income ETF

-	Tapp Finance QQQ Daily Growth & Income ETF

Fund names to be revised (revisions in under strike)

-	Brendan Wood TopGun ~~Index~~ ETF

-	Tuttle Capital Daily 2X Long AI ETF

-	Tuttle Capital Daily 2X Inverse AI ETF

Annex 1 – Schedule 2 to Services Agreement

List of Funds

1.	American Conservative Values ETF

2.	American Conservative Values Small-Cap ETF

3.	Formidable ETF

4.	Formidable Dividend and Income ETF

5.	Formidable Fortress ETF

6.	Applied Finance Valuation Large Cap ETF

7.	Alpha Dog ETF

8.	Kingsbarn Tactical Bond ETF

9.	The WealthTrust DBS Long Term Growth ETF

10.	Kingsbarn Dividend Opportunity ETF

11.	Cultivar ETF

12.	Tuttle Capital 2X DBMF ETF

13.	Tuttle Capital 2X All Innovation ETF

14.	Tuttle Capital 2X Inverse All Innovation ETF

15.	T-Rex 2X Long Tesla Daily Target ETF

16.	T-Rex 2X Inverse Tesla Daily Target ETF

17.	T-Rex 2X Long NVIDIA Daily Target ETF

18.	T-Rex 2X Inverse NVIDIA Daily Target ETF

19.	LAFFER | TENGLER Equity Income ETF

20.	REX IncomeMax AMD Strategy ETF

21.	REX IncomeMax AMZN Strategy ETF

22.	REX IncomeMax TSLA Strategy ETF

23.	REX IncomeMax BIIB Strategy ETF

24.	REX IncomeMax DIS Strategy ETF

25.	REX IncomeMax EEM Strategy ETF

26.	REX IncomeMax GDXJ Strategy ETF

27.	REX IncomeMax GOOG Strategy ETF

28.	REX IncomeMax META Strategy ETF

29.	REX IncomeMax MSFT Strategy ETF

30.	REX IncomeMax MSTR Strategy ETF

31.	REX IncomeMax PYPL Strategy ETF

32.	REX IncomeMax SLV Strategy ETF

33.	REX IncomeMax SMH Strategy ETF

34.	REX IncomeMax SNOW Strategy ETF

35.	REX IncomeMax TLRY Strategy ETF

36.	REX IncomeMax V Strategy ETF

37.	REX IncomeMax UNG Strategy ETF

38.	REX IncomeMax USO Strategy ETF

39.	REX FANG REX FANG & Innovation Equity Premium Income ETF

40.	Tuttle Capital Daily 2X Inverse Regional Banks ETF

41.	Tuttle Capital Daily 2X Long AI ETF

42.	Tuttle Capital Daily 2X Inverse AI ETF

43.	Brendan Wood TopGun ETF

44.	IDX Dynamic Innovation ETF

45.	IDX Dynamic Fixed Income ETF

46.	T-Rex 2X Long Apple Daily Target ETF

47.	T-Rex 2X Inverse Apple Daily Target ETF

48.	T-Rex 2X Long Alphabet Daily Target ETF

49.	T-Rex 2X Inverse Alphabet Daily Target ETF

50.	T-Rex 2X Long Microsoft Daily Target ETF

51.	T-Rex 2X Inverse Microsoft Daily Target ETF

52.	Tapp Finance SPY Daily Growth & Income ETF

53.	Tapp Finance QQQ Daily Growth & Income ETF

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